EXHIBIT 10.10

STONEGATE MORTGAGE CORPORATION

5,555,556 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

May 8, 2013

PURCHASE/PLACEMENT AGREEMENT

May 8, 2013

FBR CAPITAL MARKETS & CO.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to you, FBR Capital Markets & Co. (“FBR”), as initial purchaser, a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) equal to 5,555,556 shares less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the “Rule 144A/Regulation S Shares”).

FBR will also act as the Company’s sole placement agent in connection with the Company’s offer and sale to certain “accredited investors” (as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) (each an “Accredited Investor”) under the Securities Act of 1933, as amended (the “Securities Act”) of (a) that number of shares of Common Stock equal to the difference between 5,555,556 shares and the number of Rule 144A/Regulation S Shares (the “Regulation D Shares” and, together with the Rule 144A/Regulation S Shares, the “Initial Shares”), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings “Plan of Distribution” and “Private Placement.” The offer and sale of the Regulation D Shares and Placed Option Shares (collectively, the “Private Placement Shares”) is referred to herein as the “Private Placement.”

In addition, the Company proposes to grant to you the option described in Section 1(c) hereof to purchase or place all or any part of 833,333 additional shares of Common Stock (the “Option Shares” and, together with the Initial Shares, the “Shares”) to cover additional allotments, if any.

The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”), in reliance upon the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. You have advised the Company that you will make offers and sales (“Exempt Resales”) of the Rule 144A/Regulation S Shares and the Purchased Option Shares (as defined herein) purchased by you hereunder (such shares referred to collectively herein as “Resale Shares”) in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Purchase/Placement Agreement (this “Agreement”) has been executed and delivered.

In connection with the offer and sale of the Shares, the Company has prepared a preliminary offering memorandum, subject to completion, dated April 22, 2013, and any amendments or supplements thereto prior to the date hereof (the “Preliminary Memorandum”), and has or will prepare a final offering memorandum, dated the date hereof and as it may be amended or supplemented from time to time (the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares by FBR and (ii) the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all annexes thereto.

It is understood and acknowledged that holders (including certain subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, for the benefit of FBR, the purchasers of the Shares hereunder and their direct and indirect transferees, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Date (as defined herein) (the “Registration Rights Agreement”), for so long as such securities constitute “Registrable Shares” (as defined in the Registration Rights Agreement).

The Company and FBR agree as follows:

1. Sale and Purchase.

(a) Rule 144A/Regulation S Shares. Upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the Rule 144A/Regulation S Shares at a purchase price of $16.74 per share (the “Rule 144A/Regulation S Purchase Price”).

(b) Regulation D Shares. The Company agrees to issue and sell the Regulation D Shares for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum as Annex III and Annex IV, as applicable (each a “Subscription Agreement”). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $18.00 per share (the “Regulation D Purchase Price”). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time (as defined herein) and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $1.26 per Private Placement Share sold at such time (the “Placement Fee”).

(c) Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 833,333 Option Shares at the Rule 144A/Regulation S Purchase Price per share (the “Purchased Option Shares”); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the “Placed Option Shares”). The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time in one or more installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations to which the Option Shares are to be delivered in book-entry form through the facilities of The Depository Trust Company (“DTC”), (iii) the number of Option Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of delivery shall be determined by FBR, but shall not be later than five full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company.

2. Payment and Delivery.

(a) Rule 144A/Regulation S Shares. The closing of FBR’s purchase of the Rule 144A/Regulation S Shares shall be held at the office of Hunton & Williams LLP in New York (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate Rule 144A/Regulation S Purchase Price by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the Rule 144A/Regulation S Shares to FBR for FBR’s account through the facilities of The Depository Trust Company (“DTC”) in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on May 15, 2013 (unless another time, not later than 10 business days after such date, shall be agreed to by FBR and the Company) (the “Closing Date”). The time at which such payment and delivery are actually made is hereinafter called the “Closing Time.”

(b) Regulation D Shares. At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall cause The Bank of New York Mellon, the escrow agent (the “Escrow Agent”), to pay to the Company the aggregate Regulation D Purchase Price (net of any Placement Fee, if the Placement Fee is withheld as provided in the immediately following paragraph) against the Company’s delivery of the Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Notwithstanding anything to the contrary in this Agreement, at FBR’s option, it may delay the placement of up to 5% of Regulation D Shares (the “Extended Regulation D Shares”) for an additional five business days after the Closing Date (the “Extended Regulation D Closing Date”) at which time FBR shall cause the Escrow Agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Company the aggregate applicable purchase price for the Extended Regulation D Shares placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Company’s delivery of the Extended Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Regulation D Shares may only be placed with Accredited Investors who have committed to purchase Regulation D Shares before the Closing Time. The time at which payment and delivery on an Extended Regulation D Closing Date is actually made is hereinafter sometimes called the “Extended Closing Time.”

At each of the Closing Time or any Extended Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares for which the Company shall have received the Regulation D Purchase Price.

(c) Option Shares. The closing of FBR’s purchase or placement of the Option Shares shall occur from time to time (each a “Secondary Closing Date”) at the office of Hunton & Williams LLP (unless another place shall be agreed upon by FBR and the Company). On the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company’s delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Secondary Closing Date. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is referred to herein as a “Secondary Closing Time.”

3. Offering of the Shares; Restrictions on Transfer.

(a) FBR represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act (“Regulation S”), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex I to the Preliminary Memorandum, and (B) persons (each a “Regulation S Purchaser”) to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex II to the Preliminary Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the “Eligible Purchasers”);

and (iii) as placement agent on behalf of the Company, it has solicited and will solicit to buy Private Placement Shares only from persons whom it reasonably believes are Accredited Investors. FBR agrees that it will not allocate any Private Placement Shares on behalf of the Company to any person who has not fully completed, executed and delivered a Subscription Agreement in the form of Annex III or Annex IV, as applicable, to the Preliminary Memorandum, and whose subscription has not been accepted by the Company.

(b) The Company represents and warrants to and agrees with FBR that the Company (together with its respective affiliates) has not solicited and will not solicit any offer to buy, and it (together with its respective affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Private Placement Shares only to, Accredited Investors. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement in the form of Annex III or Annex IV, as applicable, to the Preliminary Memorandum.

(c) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR’s representations and warranties and FBR’s compliance with its obligations set forth in this Section 3, (i) none of the Company or any of its respective affiliates or any person acting on behalf of it or its affiliates (other than FBR and its affiliates as to which no representation is made) has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company or any of its respective affiliates, and any person acting on behalf of it or its affiliates (in each case, other than FBR and its affiliates as to which no representation is made) have complied, and will comply, with the offering restrictions requirement of Regulation S.

(d) Each of FBR and the Company represents and warrants to the other that no action is being taken by it or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for the Company or FBR).

(e) FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR that are Accredited Investors), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.

(f) FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares placed by FBR:

(i) Sales only to Eligible Purchasers. Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser’s letter substantially in the form of Annex I or Annex II, as applicable, to the Preliminary Memorandum.

(ii) No general solicitation. The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR and or the Company has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares.

(iii) Restrictions on transfer. Each of the Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is one year (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

(A) to the Company,

(B) pursuant to a registration statement that has been declared effective under the Securities Act,

(C) for so long as the Shares are eligible for resale pursuant to Rule 144A, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,

(D) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, with the consent of the Company,

(E) to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or

(F) pursuant to any other available exemption from the registration requirements of the Securities Act,

in each case (i) in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction and (ii) with respect to (C), (D), (E) and (F) above, only to those purchasers who deliver to the Company and FBR a fully completed and executed transferee’s letter substantially in the form of Annex V to the Preliminary Memorandum.

(g) FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

(h) FBR and the Company agree that, upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, global certificates, if any, representing the Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (in addition to any other legends that may be required by DTC or deemed necessary by the Company to ensure compliance with the Securities Act, the securities laws of any state of the United States or any other jurisdiction, or the rules and regulations of any securities exchange or national quotation system):

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF STONEGATE MORTGAGE CORPORATION (THE “COMPANY”), AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT: (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A “QUALIFIED INSTITUTIONAL BUYER” PURSUANT TO RULE 144A, (III) TO A PERSON WHO IS NOT A UNITED STATES PERSON IN AN “OFFSHORE” TRANSACTION PURSUANT TO REGULATION S OR (IV) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL IF REQUESTED, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY

JURISDICTION. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY SHALL REFUSE TO REGISTER ANY SALE OR TRANSFER OF THE SECURITY NOT MADE IN ACCORDANCE WITH THE FOREGOING PROVISIONS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS APPLICABLE TO THE CORPORATION AS AN ORIGINATOR AND SERVICER OF MORTGAGE LOANS. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES, NO PERSON MAY BENEFICIALLY OWN THE CORPORATION’S COMMON SHARES IN EXCESS OF 9.9% (IN NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE). ANY PERSON WHO BENEFICIALLY OWNS OR ATTEMPTS TO BENEFICIALLY OWN COMMON SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN COMMON SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE ARTICLES OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON SHARES OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

4. Representations and Warranties of the Company.

The Company hereby represents and warrants to FBR and agrees with FBR, as follows:

(a) the Preliminary Memorandum did not, as of its date or as of the date of any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package (as defined herein) as of 5:30 p.m. E.S.T. on May 8, 2013 (the “Applicable Time”) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Memorandum did not and will not, as of its date, at the Closing Time or at each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in the Preliminary Memorandum, Disclosure Package or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof); The “Disclosure Package” shall include (i) the Preliminary Memorandum, as amended or supplemented and (ii) any term sheets or other materials set forth in Exhibit B;

(b) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum and to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby; and the Company has no subsidiaries;

(c) the Company had, as of the date indicated in the Preliminary Memorandum and the Final Memorandum, and will have, as of the Closing Time, the Extended Closing Time and each Secondary Closing Time, the duly authorized capitalization set forth in the both the Preliminary Memorandum and the Final Memorandum under the caption “Capitalization” after giving effect to the adjustments set forth thereunder (but at any Secondary Closing Time not taking into account the issuance of any Option Shares by the Company at each Secondary Closing Time); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Company’s Charter Documents (as defined below), under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by both the Disclosure Package and the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Company’s Charter Documents (as defined below), under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement, the Investor Rights Agreement, dated March 9, 2012, as amended as of the Closing Date, between the Company and Stonegate Investors Holdings LLC (the “Amended Investor Rights Agreement”) or the Amended and Restated Shareholders’ Agreement, dated March 9, 2012, as amended as of the Closing Date, by and among the Company, Stonegate Investors Holdings LLC and certain other stockholders of the Company (the “Amended Shareholders’ Agreement”); the form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents; the Shares are eligible for resale pursuant to Rule 144A under the Securities Act;

(e) the Company is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company (a “Material Adverse Effect”);

(f) the Company has legal and valid title to all assets and properties reflected as owned by it in the Disclosure Package and the Final Memorandum (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the both the Disclosure Package and the Final Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company, with such exceptions as are disclosed in the Disclosure Package and the Final Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that is adverse to the rights of the Company under any such lease;

(g) the Company owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of the Company’s business as described in the Disclosure Package and the Final Memorandum (collectively, “Intangibles”), except where the failure to own or possess such Intangibles would not reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;

(h) the Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of the Company’s business as described in the Disclosure Package and the Final

Memorandum (the “Company IT Systems”), except where the failure to own or have right to access such Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(i) the Company has not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j) neither the Company nor, to the knowledge of the Company, any officer, director, agent or employee of the Company purporting to act on behalf of the Company has, since January 1, 2011, and, to the knowledge of the Company, neither the Company nor any officer, director, agent or employee of the Company purporting to act on behalf of the Company has, prior to January 1, 2011, (i) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in each case in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (ii) violated any other applicable provision of the FCPA;

(k) neither the Company nor, to the knowledge of the Company, any officer, director, agent or employee of the Company purporting to act on behalf of the Company has, since January 1, 2011, and, to the knowledge of the Company’s current Chief Executive Officer and Chief Financial Officer, neither the Company nor any officer, director, agent or employee of the Company purporting to act on behalf of the Company has, prior January 1, 2011 (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose any such contributions, in violation of applicable law or (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in all material respects in the books and records of the Company;

(l) except as disclosed in the Disclosure Package and the Final Memorandum and except for outstanding advances for meal, travel and entertainment expenses related to Company business in accordance with the Company’s policies with respect thereto and mortgage loans made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable loans with persons not related to the Company, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the members of the families of any of them;

(m) except with respect to FBR or as disclosed in the Disclosure Package and the Final Memorandum, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(n) the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its (i) articles of incorporation or code of regulations (collectively, the “Charter Documents”) or (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(o) the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, each Subscription Agreement, the Amended Investor Rights Agreement, the Amended Shareholders Agreement, and the Voting Agreement by and among the Company, Stonegate Investors Holdings, LLC and FBR, dated as of the Closing Date (the “Voting Agreement”) (collectively, the “Transaction Documents”), and the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Final Memorandum and the consummation by the Company of the transactions contemplated hereby and thereby, and the compliance by the Company with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) the Charter Documents of the Company, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its respective properties are bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, consent, license, permit or order applicable to the Company, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company;

(p) this Agreement has been duly authorized, executed and delivered by the Company;

(q) each Transaction Document (other than this Agreement) has been duly authorized and, as of the Closing Time, will be duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the enforceability of the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(r) the Shares, this Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in both the Disclosure Package and the Final Memorandum;

(s) assuming the accuracy of FBR’s representations and warranties set forth in Section 3 of this Agreement, the accuracy of the representations and warranties in each Purchaser’s Letter that the purchasers who purchase the Resale Shares in Exempt Resales are Eligible Purchasers, the accuracy of the representations and warranties in the Subscription Agreements that the purchasers who purchase the Private Placement Shares are Accredited Investors and that no purchase is made in violation of the Charter Documents, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or any of the other Transaction Documents, or the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, including any necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Securities and Exchange Commission (the “Commission”), (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities and (v) such other approvals, authorizations, consents, orders or filings the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(t) the Company has all necessary licenses, permits, certificates, authorizations, consents and approvals necessary to conduct its business as described in both the Disclosure Package and the Final Memorandum and has provided all necessary notices and made all necessary filings required to be provided or made under any federal, state, local or foreign law, regulation or rule necessary to conduct its business as described in both the Disclosure Package and the Final Memorandum, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons necessary to conduct its business as described in both the Disclosure Package and the Final Memorandum, except, in each case, to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment necessary to conduct its business as described in both the Disclosure Package and the Final Memorandum, the effect of which would reasonably be expected to have a Material Adverse Effect;

(u) both the Disclosure Package and the Final Memorandum contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement filed by the Company on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously made available to FBR or its counsel are complete and accurate in all material respects;

(v) other than as set forth in both the Disclosure Package and the Final Memorandum or as would not be required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement filed by the Company on Form S-1 under the Securities Act, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, or any of its respective properties, directors, officers, or controlled affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than FBR and its affiliates, the Company has not authorized anyone other than the officers, directors, employees and representatives of the Company to make any representations regarding the offer and sale of the Shares or regarding the Company in connection therewith; the Company has not received written notice of any order or decree from any federal or state governmental or regulatory commission, board, body, authority or agency preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order from any federal governmental or regulatory commission, board, body, authority or agency asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated;

(w) no securities of the Company are of the same class (within the meaning of Rule 144A) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system; and each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Shares, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4);

(x) subsequent to the date of the Preliminary Memorandum, and except as may be otherwise stated in both the Disclosure Package and the Final Memorandum, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) any change of the capital stock or indebtedness of the Company outside of the ordinary course of the Company’s business;

(y) the Company is not, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Preliminary Memorandum and the Final Memorandum under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations promulgated thereunder;

(z) except pursuant to the Amended Investor Rights Agreement or the Registration Rights Agreement, each of which has been disclosed in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum, there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act;

(aa) the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(bb) each of the independent director nominees (or independent directors once appointed) named in the Disclosure Package and the Final Memorandum is “independent” within the meaning of the corporate governance rules of the New York Stock Exchange;

(cc) in connection with the offering of the Shares, neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR and its affiliates, as to whom no representation is made): (i) offered Common Stock or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

(dd) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(ee) none of the Company, or any of its directors, officers or representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ff) the Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of its business and the value of its assets, all of which insurance is in full force and effect in all material respects;

(gg) the financial statements of the Company, including the notes thereto, included in both the Disclosure Package and the Final Memorandum (i) fairly present the financial condition of the Company, as of the respective dates thereof, and the results of operations and statements of cash flows for the periods then ended, and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis;

(hh) Richey May & Co., whose report with respect to certain financial statements included in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum is included in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum and who has delivered the comfort letters referred to in Section 6(b) hereof, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Securities Act;

(ii) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP;

(jj) neither the Company, nor to the Company’s knowledge, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(kk) none of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of or reasonably likely to become the target of any U.S. sanctions administered by OFAC;

(ll) any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to FBR as to the matters covered thereby;

(mm) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, (iii) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business, and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company;

(nn) except as described in both the Disclosure Package and the Final Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws;

(oo) except as described in both the Disclosure Package and the Final Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates, for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(pp) no labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect;

(qq) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects;

(rr) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Disclosure Package or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(ss) no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which would be required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement filed by the Company on Form S-1 under the Securities Act, which is not so described in the Disclosure Package and the Final Memorandum.

5. Certain Covenants of the Company.

The Company hereby agrees with FBR:

(a) to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

(c) to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall be required to be distributed by FBR in connection with an Exempt Resale, including during the 30 day period during which FBR has the right to exercise the option granted under Section 2(c) hereof until such option has been exercised in full (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, as of the Closing Time, the Extended Closing Time and any Secondary Closing Time, if applicable; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as practicable;

(d) to furnish to FBR for a period of two years from the Closing Time, to the extent not publicly available, including, without limitation, through the facilities of EDGAR, (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) copies of all reports filed by the Company with the Commission, and (iii) such other information as FBR may reasonably request regarding the Company (provided that in connection with any such request, the Company may condition the delivery of such information upon the execution and delivery by FBR of a confidentiality and nondisclosure agreement);

(e) not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

(f) during any period in the one year (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144 under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information (“Rule 144A Information”) specified in Rule 144A(d)(4) under the Securities Act and any additional information (“PORTAL Information”) required by The Nasdaq Stock Market, Inc. PortalSM Market (“PORTAL”), and any such Rule l44A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact;

(g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in both the Preliminary Memorandum and the Final Memorandum;

(h) that neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR and its affiliates, as to whom no representation is made): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), any of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;

(i) that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

(j) that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

(k) to pay all actual expenses, fees and taxes in connection with (i) the preparation of both the Disclosure Package and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR, (iv) the designation of the Shares and Resale Shares as PORTAL-eligible securities by PORTAL, (v) all fees and disbursements of counsel and accountants for the Company, (vi) the fees and expenses of any transfer agent or registrar for the Common Stock, (vii) costs of customary background investigations of Company directors, director nominees and personnel, (viii) the costs and expenses of FBR and the Company incurred in connection with the marketing of the Shares, including all “out of pocket” expenses, roadshow costs (regardless of the form in which the roadshow is conducted) and expenses, and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, (ix) reimbursement for FBR’s actual out-of-pocket expenses incurred in connection with this offering (including the fees and disbursements of FBR’s legal counsel) as required under that certain Engagement Agreement, dated January 25, 2013, between the Company and FBR, as amended, and (xi) performance of the Company’s other obligations hereunder;

(l) to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;

(m) in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

(n) (i) prior to the effective date of any registration statement filed by the Company under the Securities Act, not to take any action that is intended to prevent FBR from purchasing the Company’s equity securities in the secondary market to cover short positions entered into pursuant to FBR’s market facilitation activities, (ii) to recognize the purchaser in any such short sale transaction by FBR as a stockholder of the Company, and (iii) prior to the effective date of any registration statement filed by the Company under the Securities Act, to approve any transfer of the Company’s equity securities in any purchase of the Company’s equity securities by FBR in the secondary market to cover short positions entered into by FBR pursuant to its market facilitation activities so long as such transaction would not violate the Company’s Charter Documents or applicable securities laws;

(o) to refrain during the period commencing on the date of this Agreement and ending on the date that is 90 days after the Closing Date, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Shares to be sold hereunder, (2) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, including the filing any registration statement under the Securities Act with respect to shares of Common Stock that is not prohibited by the Registration Rights Agreement, (3) any Shares of Common Stock issued by the Company upon the exercise of any option outstanding on the date hereof and referred to in both the Disclosure Package and the Final Memorandum, (4) issuances of options or grants of restricted stock under the Company’s stock option and incentive plans as described in both the Disclosure Package and the Final Memorandum, (5) issuances of options or grants of restricted stock in connection with employment or other retention offers, and (6) issuances in connection with any acquisition, merger, consolidation or joint venture, including the filing of or any registration statement under the Securities Act in connection therewith;

(p) if the Resale Shares are not delivered by the Company to FBR for any reason other than the failure of the condition set forth in Section 6(c), the termination of this Agreement pursuant to clauses (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its actual and documented out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

(q) at the time that the Company completes its initial public offering of Common Stock, the Company shall have in place a system of internal accounting controls required to be established by a company registering common stock in connection with an initial public offering of such common stock;

(r) that, at all times prior to the completion of an underwritten public offering of the Company’s equity securities, the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act; and

(s) from and after the Closing Time, to use commercially reasonable efforts to obtain the approval of any state licensing authority required in connection with the changes in ownership of the Company’s equity securities that will result from the transactions contemplated by this Agreement, except for such approvals that Company determines are not material to the conduct of the Company’s business as described in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum.

6. Conditions of FBR’s Obligations. The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Time, the Extended Closing Time, if applicable, and each Secondary Closing Time, as if such representations and warranties were made on each such date, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of their respective covenants and other obligations hereunder, and (iv) the following other conditions:

(a) The Company shall furnish to FBR at the Closing Time (i) the opinion and disclosure letter of Sullivan & Cromwell LLP, special counsel for the Company, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit C-I hereto and (ii) the opinion of Barnes & Thornburg LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit C-II hereto.

(b) FBR shall have received from Richey May & Co. “comfort” letters dated as of the date hereof and the Closing Time, addressed to FBR in substantially the form attached as Exhibit D-I hereto. In the event that any such “comfort” letter sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. The foregoing sentence shall not be construed as a waiver by FBR of the condition of FBR’s obligations set forth in subsection (e) of this Section 6. References to the Preliminary Memorandum, the Disclosure Package and/or Final Memorandum with respect to any “comfort” letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

(c) FBR shall have received at the Closing Time a favorable opinion and disclosure letter of Hunton & Williams LLP, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

(d) Prior to the Closing Time, the Extended Closing Time, if applicable, or any Secondary Closing Time, if any, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) both the Disclosure Package and the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(e) Between the time of execution of this Agreement and the Closing Time, the Extended Closing Time, if applicable, or any Secondary Closing Time, if any, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction that is material to the Company, and that would be required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement filed by the Company on Form S-1 under the Securities Act, shall have been entered into by the Company that has not been fully and accurately disclosed in both the Disclosure Package and the Final Memorandum, or any amendment or supplement thereto, and (iii) no order or decree of any federal or state governmental authority preventing the use of either the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

(f) The Company shall have delivered to FBR a certificate, executed by the secretary of the Company on behalf of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company’s board of directors in form and substance reasonably acceptable to FBR, (ii) the Company’s articles of incorporation, as amended and (iii) the Company’s code of regulations, as amended, each as in effect at the Closing Time.

(g) The Company shall have delivered to FBR a certificate, executed by its chief executive officer and chief financial officer to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (d) and (e) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

(h) On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

(i) At the time of execution and delivery of this Agreement, FBR shall have received (1) from each of the officers and directors of the Company listed on Schedule A attached hereto (it being understood that with respect to each director who is affiliated with Stonegate Investors Holdings, LLC, such written agreement shall not be applicable to securities of the Company held by Stonegate Investors Holdings, LLC or its affiliates, other than held directly by such director) a written agreement in substantially the form attached hereto as Exhibit E-I and (2) from Stonegate Investor Holdings, LLC a written agreement substantially in the form attached hereto as Exhibit E-II (each, a “Lock-Up Agreement”).

(j) The Company shall have obtained (i) all executed consents required under the relevant leases and contracts, (ii) any approvals or consents required under any credit facility or other loan documents, (iii) any approvals or consents required by any federal licensing authorities, and (iv) evidence that any waiting periods under the Hart-Scott-Rodino Act shall have been terminated or expired, except for such consents or approvals that Company determines are not material to the conduct of the Company’s business as described in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum.

(k) The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in both the Disclosure Package and the Final Memorandum or any amendment or supplement thereto, and any additional matters as FBR may reasonably request, as of the Closing Time or as FBR may reasonably request; provided that FBR shall not request any bring-down of closing deliverables at any Extended Closing Time or Secondary Closing Time.

(l) With respect to the issuance and sale of Private Placement Shares to any Accredited Investor, the Subscription Agreement applicable to such Accredited Investor shall remain in full force and effect and no event shall have occurred giving any party the right to terminate such Subscription Agreement pursuant to the terms thereof.

(m) The number of Regulation D Shares to be sold at the Closing Time to investors who have properly executed Annex III or Annex IV of the Preliminary Memorandum and who have funded the full amount of their purchase into escrow, plus the number of Rule 144A/Regulation S Shares to be sold at the Initial Closing to investors who have properly executed Annex I or Annex II of the Preliminary Memorandum and who have not communicated to FBR or the Company any intention to withdraw or otherwise refuse to settle their purchase, shall equal no less than 95% of the aggregate number of Initial Shares.

(n) The Capital Transactions as described in the Disclosure Package and the Final Memorandum, shall have been consummated.

7. Termination. The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR at any time prior to the Closing Time or the Extended Closing Time, if applicable, and, if any Option Shares are to be purchased at a Secondary Closing Time which occurs after the Closing Time, the obligations of FBR to purchase such Option Shares shall be subject to termination in the absolute discretion of FBR at any time prior to such Secondary Closing Time, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares. In the event that FBR elects to terminate this Agreement prior to the Closing Time or the Extended Closing Time, if applicable, or its obligation to purchase any Option Shares at a Secondary Closing Time which occurs after the Closing Time, then the obligations of any persons who have agreed to purchase Private Placement Shares at the Closing Time or the Extended Closing Time, if applicable, or at such Secondary Closing Time, respectively, shall automatically terminate.

If FBR elects to terminate this Agreement or its obligation to purchase any Option Shares, as the case may be, as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by letter or fax.

If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (i) the

Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof), (ii) and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8. Indemnity.

(a) The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company herein, (ii) any breach by the Company of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, the “road show” presentation used in connection with the Offering, or the Final Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Preliminary Memorandum, the Disclosure Package or Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

(b) FBR agrees to indemnify, defend and hold harmless the Company and its affiliates and their directors, officers, representatives and agents, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum, the Disclosure Package or Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the following: the second sentence of the first paragraph, the third and fourth sentence of the eighth paragraph, the ninth paragraph and the tenth paragraph, all under the heading “Plan of Distribution.”

(c) If any action is brought against any person or entity (each an “Indemnified Party”), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an “Indemnifying Party”) in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or (iii) such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there are defenses available to the Indemnified Party(ies) which are different from those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for all Indemnified Party(ies) in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions and placement fees received by FBR.

The relative fault of the Company, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount equal to its discounts and commissions and placement fees related to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or their respective directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each party to this Agreement agrees promptly to notify the other party of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Disclosure Package and/or Final Memorandum.

9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

(a) if to FBR, shall be sufficient in all respects if delivered or sent to FBR Capital Markets & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Daniel M. LeBey, Esq. (facsimile: 804-788-8218); and

(b) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 9190 Priority Way West Drive, Suite 300,

Indianapolis, Indiana 46240, Attention: James Cutillo (facsimile: 317-863-1239); with a copy to Robert W. Downes, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (facsimile: 212-291-9043) and a copy to Curt Hidde, Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, Indiana, 46204 (facsimile: 317-231-7433).

10. Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. FBR undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of FBR with respect to the Shares shall be determined solely by the express provisions of this Agreement, and FBR shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and FBR, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction FBR is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) FBR has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether FBR has advised or is currently advising the Company on other matters); and (iv) FBR and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that FBR has no obligation to disclose any of such interests. The Company acknowledges that FBR disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from its performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against FBR with respect to any breach or alleged breach of agency or fiduciary duty.

11. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of this Agreement or any matter referred to herein is hereby waived by the parties hereto.

12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors, officers, representatives and agents referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser of Shares, in its capacity as such, from the Company or FBR) shall acquire or have any right under or by virtue of this Agreement.

13. Counterparts. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

STONEGATE MORTGAGE CORPORATION

By:	/s/ Barbara A. Cutillo
Name: Barbara A. Cutillo, CPA
Title: Chief Administrative Officer

Accepted and agreed to as

of the date first above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dellisola
Name: Paul Dellisola
Title: Senior Managing Director

[Signature Page to Purchase/Placement Agreement]

SCHEDULE A

LOCK-UP INDIVIDUALS

1. James J. Cutillo

2. Dan J. Bettenburg

3. John F. Macke

4. Barbara A. Cutillo

5. Bryan D. Specht

6. Steve Landes

7. Eric M. Scholtz

8. Robert Meachum

9. Kevin B. Bhatt

10. James Gerard Brown

11. Rich A. Mirro

12. Joseph Scott Mumphrey

13. Richard A. Kraemer

14. Sam Levinson

Schedule A

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

Exhibit A

EXHIBIT B

PRICING TERM SHEET

Exhibit B

EXHIBIT C-I

FORMS OF OPINION AND DISCLOSURE LETTER

OF SULLIVAN & CROMWELL LLP

Exhibit C-I

EXHIBIT C-II

FORM OF OPINION OF BARNES & THORNBURG LLP

Exhibit C-II

EXHIBIT D-I

FORM OF RICHEY MAY & CO. “COMFORT” LETTER

Exhibit D-I

EXHIBIT E-I

FORM OF LOCK-UP AGREEMENT FOR DIRECTORS AND OFFICERS

                    , 2013

FBR Capital Markets & Co.

1001 Nineteenth Street North, 18th Floor

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. FBR Capital Markets & Co. (“FBR”) proposes to enter into a Purchase/Placement Agreement (the “Agreement”) with Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), providing for (a) the initial purchase by FBR of shares of the Company’s common stock, $0.01 par value per share, and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its common stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of the Company’s common stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of the Company’s common stock are collectively referred to as the “Shares” and the transactions referred to in (a), (b) and (c) above are collectively referred to as the “Offering”), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

2. In connection with the Offering and pursuant to the terms of a Registration Rights Agreement to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Shares under the Securities Act.

3. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), he or she will refrain during the period commencing on the date of the Agreement and ending on the earlier of (x) the date that is 180 days after the effective date of the Company’s registration statement or (y) if the Company files a registration statement relating to its initial public offering, the expiration of any lock-up period set forth in any lock-up agreement entered into by the undersigned in connection with the Company’s initial public offering, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in

Exhibit E-I-1

whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s articles of incorporation and code of regulations, the undersigned may transfer any securities of the Company (including, without limitation, options, warrants, preferred stock and common stock issued to or purchased by the undersigned or held as of the date hereof, and the securities obtainable thereunder upon exercise, conversion or reorganization) as follows: (i) pursuant to the exercise of any options held by or granted to the undersigned pursuant to the Company’s 2011 Omnibus Incentive Plan, as amended; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any affiliate of the undersigned, which affiliate is a controlling person of the undersigned or a person or entity controlled by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein; (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans or the Company’s amended and restated code of regulations; (vi) as required by participants in the Company’s 2011 Omnibus Incentive Plan, as amended, in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants or the exercise of stock options; or (vii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase securities of the Company in a public or private transaction, purchase any exchange traded options or warrants based on shares of our common stock, or purchase other publicly traded securities of or related to the Company on the open market, (ii) exercise any options, warrants or other convertible securities issued to or held by the undersigned, including those granted under any benefit plan of the Company, (iii) exercising a put right or other rights granted pursuant to an employment agreement described in the Preliminary Memorandum, (iv) request the registration of any securities of the Company held by the undersigned pursuant to the Registration Rights Agreements between the Company and FBR, for itself and for the benefit of the investors in the Offering, or (iv) sign a registration statement to be filed with the Securities and Exchange Commission.

4. The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of this Agreement or any matter referred to herein is hereby waived by the parties hereto.

Exhibit E-I-2

6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit E-I-3

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)

Exhibit E-I-4

EXHIBIT E-II

FORM OF LOCK-UP AGREEMENT

FOR STONEGATE INVESTORS HOLDINGS, LLC

                    , 2013

FBR Capital Markets & Co.

1001 Nineteenth Street North, 18th Floor

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. FBR Capital Markets & Co. (“FBR”) proposes to enter into a Purchase/Placement Agreement (the “Agreement”) with Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), providing for (a) the initial purchase by FBR of shares of the Company’s common stock, $0.01 par value per share, and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its common stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of the Company’s common stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of the Company’s common stock are collectively referred to as the “Shares” and the transactions referred to in (a), (b) and (c) above are collectively referred to as the “Offering”), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

2. In connection with the Offering and pursuant to the terms of a Registration Rights Agreement to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Shares under the Securities Act.

3. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), it will refrain during the period commencing on the date of the Agreement and ending on the date that is the earlier of (x) 180 days after the date of the Agreement or (y) the effective date of the first registration statement filed by the Company with the Securities and Exchange Commission whereby the Company will become an issuer reporting under the Securities Exchange Act of 1934, as amended, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or

Exhibit E-II-1

exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s articles of incorporation and code of regulations, the undersigned may transfer any securities of the Company (including, without limitation, notes options, warrants, preferred stock and common stock, including any securities into which the foregoing may be converted) as follows: (i) pursuant to the exercise or conversion of securities of the Company, including, without limitation, options, warrants, notes or preferred stock; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any affiliate of the undersigned, which affiliate is a controlling person of the undersigned or a person or entity controlled by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein; (iv) to any trust for the direct or indirect benefit of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (v) as an indirect or direct distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (vi) any transfer required under any benefit plans or the Company’s amended and restated code of regulations; (vii) as required by participants in the Company’s amended and restated stock incentive plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants or the exercise of stock options or warrants; (viii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein, or (vii) in or in connection with any merger, consolidation, combination or sale of all or substantially all the assets of the Company where all the shareholders will receive equal consideration for their interests and in or in connection with any tender offer or other offer to purchase at least 90% of the equity securities of the Company.

Notwithstanding the foregoing, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase common stock or other securities of the of the Company, or purchase exchange traded options or warrants based on the common stock of the Company, or other publicly traded securities of or related to the Company on the open market, (ii) exercise or convert any options, warrants or other convertible securities issued to or held by the undersigned, including those granted under any benefit plan of the Company, (iii) request the registration of any securities of the Company held by the undersigned pursuant to any registration rights agreements between the undersigned and the Company, or (iv) sign a registration statement to be filed with the Securities and Exchange Commission.

4. The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,

Exhibit E-II-2

WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of this Agreement or any matter referred to herein is hereby waived by the parties hereto.

6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit E-II-3

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)

Exhibit E-II-4